BROWN, CUMMINS & BROWN CO., L.P.A.
                              ATTORNEYS AND COUNSELORS AT LAW
                                     3500 CAREW TOWER
J.W. BROWN (1911-1995)               441 VINE STREET
JAMES R. CUMMINS                 CINCINNATI, OHIO  45202
ROBERT S BROWN                   TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN             TELECOPIER (513) 381-2125        OF COUNSEL
LYNNE SKILKEN                                                   GILBERT BETTMAN
AMY G. APPLEGATE
MELANIE S. CORWIN
JOANN M. STRASSER
PAMELA L. KOGUT



                                             June 1, 1999

Firstar Select Funds
431 North Pennsylvania Street
Indianapolis, Indiana 46204

Gentlemen:

A legal opinion that we prepared was filed with the Pre-Effective Amendment No. 1 to your Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                            Very truly yours,

                                            Brown, Cummins & Brown Co., L.P.A.